October 16, 2000



Wit Soundview Group, Inc.
826 Broadway
New York, New York 10003

Dear Sirs:

                  Reference is made to the Stock Purchase Agreement, dated May 15, 2000 (the "Agreement"), by and among Wit Soundview Group, Inc. (f/k/a Wit Capital Group, Inc.), E*Trade Group, Inc., General Atlantic Partners 68, L.P. ("GAP 68"), GapStar, LLC ("GapStar") and GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

                  The undersigned are writing to confirm that (i) GAP 68 and GapStar have assigned and transferred all of their rights and obligations under the Agreement to General Atlantic Partners 61, L.P. ("GAP 61") and GAP Coinvestment, (ii) each of GAP 61 and GAP Coinvestment shall purchase the aggregate number of shares of Common Stock set forth below opposite its name, at a purchase price equal to $10.25 per share, for the aggregate purchase price set forth below opposite its name and (iii) subject to the satisfaction or waiver of the conditions set forth in Section 4 of the Agreement, GAP 61 and GAP Coinvestment shall fund such aggregate purchase price on or prior to October 26, 2000.

         NAME                           NUMBER OF SHARES         PURCHASE PRICE
         ----                           ----------------         --------------

General Atlantic Partners 61, L.P.           1,645,070           $16,861,967.50

GAP Coinvestment Partners II, L.P.             354,930             3,638,032.50

Total                                        2,000,000           $20,500,000.00


                  The parties hereto hereby agree that GAP 61 shall be deemed a Purchaser under the Agreement.

                  Please confirm your agreement with the foregoing by signing this letter in the appropriate space below and faxing it to the undersigned at 203-618-9207.

                                        Very truly yours,

                                        General Atlantic Partners 68, L.P.
                                        By:  General Atlantic Partners, LLC,
                                               its general partner


                                        By:  /s/ Thomas J. Murphy
                                             ----------------------------------
                                             Name:   Thomas J. Murphy
                                             Title:  Attorney-in-Fact


                                        GapStar, LLC
                                        By:  General Atlantic Partners, LLC,
                                               its managing member


                                        By:  /s/ Thomas J. Murphy
                                             ----------------------------------
                                             Name:   Thomas J. Murphy
                                             Title:  Attorney-in-Fact


                                        General Atlantic Partners 61, L.P.
                                        By:  General Atlantic Partners, LLC,
                                               its general partner


                                        By:  /s/ Thomas J. Murphy
                                             ----------------------------------
                                             Name:   Thomas J. Murphy
                                             Title:  Attorney-in-Fact


                                        GAP Coinvestment Partners II, L.P.


                                        By:  /s/ Thomas J. Murphy
                                             ----------------------------------
                                             Name:   Thomas J. Murphy
                                             Title:  Attorney-in-Fact

Accepted and agreed:

Wit Soundview Group, Inc.


By:  /s/ Lloyd H. Feller
     ----------------------------------
     Name:  Lloyd H. Feller
     Title: Senior V.P. and Co-General Counsel


E*Trade Group, Inc.


By:  /s/ Theodore J. Theophilos
     ----------------------------------
     Name:  Theodore J. Theophilos
     Title: Chief Legal Affairs Officer
            and Corporate Secretary